UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2004

Sirna Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27914	34-1697351
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number

2950 Wilderness Place

Boulder, Colorado 80301

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 449-6500

N/A

(Former name or former address, if changed since last report.)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(a) On August 19, 2004, Sirna Therapeutics, Inc. (the “Company”) entered into a letter employment agreement with Martin E. Schmieg defining the terms of his employment with the Company as Senior Vice President and Chief Financial Officer. The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(c) The Company announced on Tuesday, August 24, 2004 that Martin E. Schmieg, 42, will join the Company on September 20, 2004 as Senior Vice President and Chief Financial Officer.

In connection with his position as Senior Vice President and Chief Financial Officer of the Company, Mr. Schmieg entered into a letter employment agreement with the Company on August 19, 2004 (the “Letter Agreement”). The Letter Agreement sets forth the terms of Mr. Schmieg’s employment with the Company including his: (i) receiving an annual salary of $250,000; (ii) participating in the company-wide bonus plan with an initial target of 25% of his annual salary; (iii) receiving an option to purchase 250,000 shares of the Company’s common stock, subject to a four year vesting schedule; (iv) participating in the Company’s health, insurance and employee benefit plans; (v) the acceleration of up to nine months of vesting of his option pursuant to his termination without cause and the acceleration of up to fifty percent of his unvested option or the continued vesting of his option for twelve months in connection with his termination following a change of control of the Company and (vi) the reimbursement of certain moving expenses. The Letter Agreement will continue to govern the terms of Mr. Schmieg’s employment with the Company, while he serves as Senior Vice President and Chief Financial Officer.

There are no familial relationships between Mr. Schmieg and any other director or executive officer of the Company. Other than the Letter Agreement, since the beginning of the Company’s last fiscal year, there have been no transactions between Mr. Schmieg or any member of his immediate family and the Company in which the amount involved exceeded $60,000.

Previously, Mr. Schmieg served as Senior Vice President and Chief Financial Officer of Advanced Bionics Corporation from 2003 to 2004, President and CEO of MSMTC, Inc. from 2000 to 2003 and Executive Vice President of Cytometrics, Inc. from 1993 to 2000, none of which companies are a parent, subsidiary or affiliate of the Company. Mr. Schmieg received his B.S. degree in Business Administration from La Salle University and is a Pennsylvania state-certified public accountant.

A copy of the press release issued by the Company on Tuesday, August 24, 2004 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K and the attached press release contain forward-looking statements that involve risks and uncertainties, and actual events or results may differ materially. These risk factors include early stage of development and short operating history, ability to achieve and maintain profitability, ability to obtain and protect patents, risk of third-party patent infringement claims, ability to engage collaborators, ability to obtain regulatory approval for products, concentration of stock ownership, and availability of materials for product manufacturing . These and additional risk factors are identified in the Company’s Securities and Exchange Commission filings, including the Forms 10-K and 10-Q and in other SEC filings. Sirna undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	Press Release issued by the Company on August 24, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2004

SIRNA THERAPEUTICS, INC. (Registrant)
By:	/s/ Howard W. Robin
Name:	Howard W. Robin
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued by the Company on August 24, 2004.